Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2025 First Quarter Results

Revenue Up 42% Compared to Q1 FY24
Adjusted Net Income Up 35% Compared to Q1 FY24
Adjusted EBITDA Up 68% Compared to Q1 FY24
Record Backlog of $2.66 Billion
Company Raises FY25 Outlook
DOTHAN, AL, February 7, 2025 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways in local markets throughout the Sunbelt, today reported financial and operating results for the fiscal quarter ended December 31, 2024.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “Today we are reporting strong first quarter performance, with revenue growth of 42% and Adjusted EBITDA growth of 68% compared to the first quarter last year, which led to an exceptional first quarter Adjusted EBITDA margin of 12.25%. The outstanding operational performance of our family of companies throughout the Sunbelt and favorable weather during the quarter produced these strong results. We also continued to win more project work, growing our project backlog to a record $2.66 billion. We were pleased to have completed the transformational acquisition of Lone Star Paving, our new platform company in Texas, during the first quarter. In addition, we have completed two acquisitions since January 2025. In January, we entered Oklahoma by acquiring our eighth platform company, Overland Corporation, which is well-positioned to participate in the strong economic activity occurring in southern Oklahoma and northern Texas. Earlier this week, we announced our latest strategic acquisition with the purchase of Mobile Asphalt Company in Mobile, Alabama. This represents a significant expansion of our presence in the Mobile metro area and the surrounding southwestern Alabama markets following our initial entry into Mobile last September. Reflecting these strong first quarter results and incorporating the expected contribution of these two newly acquired companies, we are raising our fiscal 2025 outlook ranges.”
Revenues were $561.6 million in the first quarter of fiscal 2025, an increase of 41.6% compared to $396.5 million in the same quarter last year. The $165.1 million revenue increase included $120.9 million of revenues attributable to acquisitions completed during or subsequent to the three months ended December 31, 2023, and an increase of approximately $44.2 million of revenues in the Company’s existing markets. The mix of total revenue growth for the quarter was approximately 11.2% organic and approximately 30.4% from recent acquisitions.
Gross profit was $76.6 million in the first quarter of fiscal 2025, compared to $51.9 million in the same quarter last year.
General and administrative expenses were $44.3 million in the first quarter of fiscal 2025, compared to $35.5 million in the same quarter last year, and as a percentage of total revenues, decreased to 7.9% compared to 8.9% in the same quarter last year.
Due to acquisition-related expenses in the first quarter, net loss was $3.1 million and diluted losses per share were $0.06 in the first quarter of fiscal 2025, compared to net income of $9.8 million and diluted earnings per share of $0.19 in the same quarter last year.
Adjusted net income(1) was $13.3 million in the first quarter of fiscal 2025. This measure adjusts for the impact of certain one-time expenses related to the Lone Star Paving acquisition, which management views as a transformative acquisition. Using adjusted net income, diluted earnings per share for the first quarter would have been $0.25.
(1) Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Adjusted EBITDA(1) in the first quarter of fiscal 2025 was $68.8 million, an increase of 68% compared to $40.9 million in the same quarter last year.
Project backlog was a record $2.66 billion at December 31, 2024, compared to $1.62 billion at December 31, 2023 and $1.96 billion at September 30, 2024.
Smith added, “In fiscal 2025, we continue to see strong industry tailwinds relative to customer demand for both publicly funded and commercial project work. We operate in well-funded and growing Sunbelt states representing some of the fasting growing areas in the country that are supported by healthy state and federal funding programs. We continue to project growth and enhanced profitability for CPI, and we plan to deliver long-term value to our investors and other stakeholders.”
Fiscal 2025 Outlook
As previously announced, CPI’s outlook for fiscal 2025 with regard to revenue, net income, Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin is as follows:
•Revenue in the range of $2.66 billion to $2.74 billion
•Net income in the range of $93.0 million to $105.6 million
•Adjusted net income(1) in the range of $109.5 million to $122.1 million
•Adjusted EBITDA(1) in the range of $375.0 million to $400.0 million
•Adjusted EBITDA margin(1) in the range of 14.1% to 14.6%
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “CPI’s growth strategy of partnering with experienced local operators who know how to build and operate great companies that we can further support within our larger organization is a proven and repeatable model that works. With a strong balance sheet and experienced team, we expect to generate strong returns as we grow our geographic footprint and increase the size and scale of the company through this proven strategy to increase profitability and expand margins. Our country’s infrastructure repair and maintenances needs are not only considerable, but also growing as roadway capacity increases throughout the Sunbelt. The Board and I are more bullish about CPI’s future that at any point in the past, as we will continue to benefit from opportunities afforded by a generational investment in infrastructure, the fast-growing economies in the Sunbelt, and numerous organic and acquisitive growth opportunities to scale our organization and deliver value to our stockholders.”
Conference Call
The Company will conduct a conference call today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss financial and operating results for the fiscal quarter ended December 31, 2024. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through February 14, 2025 by calling (201) 612-7415 and using passcode ID: 13750700#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating in local markets throughout the Sunbelt in Alabama, Florida, Georgia, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, the Company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow -

Construction Partners, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended December 31,
	2024	2023
Revenues	$561,580	$396,505
Cost of revenues	485,009	344,625
Gross profit	76,571	51,880
General and administrative expenses	(44,266)	(35,454)
Acquisition-related expenses	(19,552)	(527)
Gain on sale of property, plant and equipment, net	1,055	836
Operating income	13,808	16,735
Interest expense, net	(18,130)	(3,746)
Other (expense) income	421	(28)
Income (loss) before provision for income taxes	(3,901)	12,961
Provision (benefit) for income taxes	(849)	3,118
Earnings from investment in joint venture	1	—
Net income (loss)	(3,051)	9,843
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on interest rate swap contract, net	2,869	(7,105)
Unrealized gain (loss) on restricted investments, net	(333)	400
Other comprehensive income (loss)	2,536	(6,705)
Comprehensive income (loss)	$(515)	$3,138

Net income (loss) per share attributable to common stockholders:
Basic	$(0.06)	$0.19
Diluted	$(0.06)	$0.19

Weighted average number of common shares outstanding:
Basic	54,160,317	51,892,426
Diluted	54,160,317	52,430,864

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	September 30,
	2024	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$132,504	$74,686
Restricted cash	564	1,998
Contracts receivable including retainage, net	384,076	350,811
Costs and estimated earnings in excess of billings on uncompleted contracts	35,705	25,966
Inventories	145,208	106,704
Prepaid expenses and other current assets	25,059	24,841
Total current assets	723,116	585,006
Property, plant and equipment, net	1,030,892	629,924
Operating lease right-of-use assets	42,513	38,932
Goodwill	644,206	231,656
Intangible assets, net	88,120	20,549
Investment in joint venture	85	84
Restricted investments	17,473	18,020
Other assets	21,511	17,964
Total assets	$2,567,916	$1,542,135
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$171,608	$182,572
Billings in excess of costs and estimated earnings on uncompleted contracts	136,660	120,065
Current portion of operating lease liabilities	10,586	9,065
Current maturities of long-term debt	37,719	26,563
Accrued expenses and other current liabilities	113,176	42,189
Total current liabilities	469,749	380,454
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	1,183,132	486,961
Operating lease liabilities, net of current portion	32,650	30,661
Deferred income taxes, net	53,335	53,852
Other long-term liabilities	17,982	16,467
Total long-term liabilities	1,287,099	587,941
Total liabilities	1,756,848	968,395
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized and no shares issued and outstanding at December 31, 2024 and September 30, 2024	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 47,550,777 shares issued and 47,158,599 shares outstanding at December 31, 2024, and 44,062,830 shares issued and 43,819,102 shares outstanding at September 30, 2024	47	44
Class B common stock, par value $0.001; 100,000,000 shares authorized, 11,691,408 shares issued and 8,765,803 shares outstanding at December 31, 2024 and 11,784,650 shares issued and 8,861,698 shares outstanding at September 30, 2024	12	12
Additional paid-in capital	527,986	278,065
Treasury stock, Class A common stock, par value $0.001, at cost, 392,178 shares at December 31, 2024 and 243,728 shares at September 30, 2024	(23,128)	(11,490)
Treasury stock, Class B common stock, par value $0.001, at cost, 2,925,605 shares at December 31, 2024 and 2,922,952 shares at September 30, 2024	(16,046)	(15,603)
Accumulated other comprehensive income, net	10,038	7,502
Retained earnings	312,159	315,210
Total stockholders’ equity	811,068	573,740
Total liabilities and stockholders’ equity	$2,567,916	$1,542,135

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Three Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(3,051)	$9,843
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation, depletion, accretion and amortization	31,184	21,121
Amortization of deferred debt issuance costs	495	74
Unrealized loss on derivative instruments	—	226
Provision for bad debt	92	281
Gain on sale of property, plant and equipment	(1,055)	(836)
Realized loss on restricted investments	19	23
Share-based compensation expense	14,403	2,889
Earnings from investment in joint venture	(1)	—
Deferred income tax benefit	(1,411)	(404)
Other non-cash adjustments	(229)	(86)
Changes in operating assets and liabilities:
Contracts receivable including retainage, net	62,560	63,507
Costs and estimated earnings in excess of billings on uncompleted contracts	(5,767)	(2,203)
Inventories	(10,434)	(9,880)
Prepaid expenses and other current assets	(143)	1,079
Other assets	410	(320)
Accounts payable	(47,490)	(26,330)
Billings in excess of costs and estimated earnings on uncompleted contracts	6,302	8,554
Accrued expenses and other current liabilities	(6,554)	(8,322)
Other long-term liabilities	1,333	1,162
Net cash provided by operating activities, net of acquisitions	40,663	60,378
Cash flows from investing activities:
Purchases of property, plant and equipment	(26,832)	(26,783)
Proceeds from sale of property, plant and equipment	1,843	2,460
Proceeds from sale of restricted investments	2,417	1,013
Purchases of restricted investments	(2,258)	—
Business acquisitions, net of cash acquired	(654,200)	(81,351)
Net cash used in investing activities	(679,030)	(104,661)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	90,000
Proceeds from issuance of long-term debt, net of debt issuance costs and discount	834,995	—
Repayments of long-term debt	(128,163)	(23,750)
Purchase of treasury stock	(12,081)	(1,336)
Net cash provided by financing activities	694,751	64,914
Net change in cash, cash equivalents and restricted cash	56,384	20,631
Cash, cash equivalents and restricted cash:
Cash, cash equivalents and restricted cash, beginning of period	76,684	49,080
Cash, cash equivalents and restricted cash, end of period	$133,068	$69,711

Supplemental cash flow information:
Cash paid for interest	$15,051	$4,692
Cash paid for operating lease liabilities	$3,233	$884
Non-cash items:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$3,961	$4,698
Property, plant and equipment financed with accounts payable	$3,694	$7,088
Issuance of stock for business acquisition	$236,250	$—
Amounts payable to sellers in business combination	$86,000	$—

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) share-based compensation expense, (v) loss on the extinguishment of debt and (vi) nonrecurring expenses related to transformative acquisitions, which management considers to include acquisitions requiring clearance under federal antitrust laws, such as the acquisition of Lone Star Paving (the “Lone Star Acquisition”). Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenues for each period. Adjusted net income represents net income before (i) nonrecurring expenses related to transformative acquisitions, which management considers to include acquisitions requiring clearance under federal antitrust laws, such as the Lone Star Acquisition, and (ii) nonrecurring fees associated with financing arrangements incurred in connection with transformative acquisitions, such as a bridge loan associated with the Lone Star Acquisition. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net income because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net income may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.
The following table presents a reconciliation of net income (loss), the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin for the periods presented:
Construction Partners, Inc.
Net Income (Loss) to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended December 31, 2024 and 2023
(unaudited, in thousands, except percentages)

	For the Three Months Ended December 31,
	2024	2023
Net income (loss)	$(3,051)	$9,843
Interest expense, net	18,130	3,746
Provision for income taxes	(849)	3,118
Depreciation, depletion, accretion and amortization	31,184	21,121
Share-based compensation expense	4,920	3,046
Transformative acquisition expenses	18,463	—
Adjusted EBITDA	$68,797	$40,874
Revenues	$561,580	$396,505
Adjusted EBITDA Margin	12.3%	10.3%

The following table presents a reconciliation of net income (loss), the most directly comparable measure calculated in accordance with GAAP, to adjusted net income for the periods presented:
Construction Partners, Inc.
Net Income (Loss) to Adjusted Net Income Reconciliation
Fiscal Quarters Ended December 31, 2024 and 2023
(unaudited, in thousands)

	For the Three Months Ended December 31,
	2024	2023
Net income (loss)	$(3,051)	$9,843
Transformative acquisition expenses	18,463	—
Financing fees related to transformative acquisitions	3,057	—
Tax impact due to above reconciling items	(5,199)	—
Adjusted net income	$13,270	$9,843

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2025 Updated Outlook
(unaudited, in thousands, except percentages)

	For the Fiscal Year Ending September 30, 2025
	Low	High
Net income	$93,000	$105,600
Interest expense, net	74,100	72,700
Provision for income taxes	31,750	36,150
Depreciation, depletion, accretion and amortization	135,900	145,300
Share-based compensation expense	21,500	21,500
Transformative acquisition expenses	18,750	18,750
Adjusted EBITDA	$375,000	$400,000
Revenues	$2,660,000	$2,740,000
Adjusted EBITDA Margin	14.1%	14.6%

Construction Partners, Inc.
Net Income to Adjusted Net Income Reconciliation
Fiscal Year 2025 Updated Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2025
	Low	High
Net income	$93,000	$105,600
Transformative acquisition expenses	18,750	18,750
Financing fees related to transformative acquisitions	3,057	3,057
Tax impact due to above reconciling items	(5,267)	(5,267)
Adjusted net income	$109,540	$122,140